                   Baxter International Inc. and Subsidiaries

      Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                     (Unaudited - in millions, except ratios)



-----------------------------------------------------------------------------------------------------------------------------

Year ended December 31                                       1995           1994           1993           1992          1991


Income from continuing operations
 before income tax expense (benefit)                         $524           $559           $(74)          $510           $431
Add:
 Interest costs                                               117            120            109            100            110
 Estimated interest included
   in rentals (1)                                              29             31             31             29             24
-----------------------------------------------------------------------------------------------------------------------------

Fixed charges as defined                                      146            151            140            129            134
 Interest costs capitalized                                    (3)            (2)            (5)            (5)            (4)
 Losses of less than majority owned
    affiliates, net of dividends                               10             18             27             34             32
-----------------------------------------------------------------------------------------------------------------------------

 Income as adjusted                                          $677           $726           $ 88           $668           $593
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

Ratio of earnings to fixed charges                           4.64           4.80           0.63           5.18           4.42
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

Nine months ended September 30                                                                                           1996

Income from continuing operations before
 income taxes                                                                                                            $575
Add:
 Interest  costs                                                                                                           96

 Estimated interest included in rentals (1)                                                                                22
-----------------------------------------------------------------------------------------------------------------------------
Fixed charges as defined                                                                                                  118
 Interest costs capitalized                                                                                                (1)
 Losses of less than majority
  owned affiliates, net of dividends                                                                                        5
-----------------------------------------------------------------------------------------------------------------------------

 Income as adjusted                                                                                                      $697
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

Ratio of earnings to fixed charges                                                                                       5.91
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------



---------------
(1) Represents the estimated interest portion of rents.